BRADLEY PHARMACEUTICALS, INC.
                             CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)



                                                     Three Months Ended
                                                        September 30,
                                                  --------------------------
                                                      2002         2001
                                                  --------------------------

Net sales                                        $   9,894,754 $   6,648,439
Cost of sales                                        1,032,999     1,208,561
                                                  ------------  ------------
                                                     8,861,755     5,439,878

Selling, general and
  administrative expenses                            5,376,003     3,661,652
Depreciation and amortization                          285,764       292,551
Interest income - net                                   90,629        19,030
                                                  ------------  ------------
                                                     5,571,138     3,935,173
                                                  ------------  ------------

Income before
  income taxes                                       3,290,617     1,504,705

Income tax expense                                   1,283,000       569,000
                                                  ------------  ------------

Net income                                       $   2,007,617 $     935,705
                                                  ============  ============

Net income
  per common share
    Basic                                        $        0.19 $        0.11
                                                  ============  ============
    Diluted                                      $        0.18 $        0.10
                                                  ============  ============


Weighted average number
  of common shares
    Basic                                           10,510,000     8,520,000
                                                  ============  ============
    Diluted                                         11,340,000     9,830,000
                                                  ============  ============






                                                       Nine Months Ended
                                                         September 30,
                                                  --------------------------
                                                      2002          2001
                                                  --------------------------

Net sales                                        $ 28,543,737   $ 17,855,114
Cost of sales                                       3,230,201      3,135,875
                                                  -----------    -----------
                                                   25,313,536     14,719,239
                                                  -----------    -----------

Selling, general and
  administrative expenses                          15,641,868     11,031,217
Depreciation and amortization                         841,916        827,301
Interest income - net                                 225,163          7,266
                                                  -----------    -----------
                                                   16,258,621     11,851,252
                                                  -----------    -----------

Income before
  income taxes                                      9,054,915      2,867,987

Income tax expense                                  3,531,000      1,080,000
                                                  -----------    -----------
Net income                                       $  5,523,915   $  1,787,987
                                                  ===========    ===========

Net income
  per common share
    Basic                                        $       0.53   $       0.22
                                                  ===========    ===========
    Diluted                                      $       0.48   $       0.19
                                                  ===========    ===========

Weighted average number
  of common shares
    Basic                                          10,460,000      8,150,000
                                                  ===========    ===========
    Diluted                                        11,440,000      9,230,000
                                                  ===========    ===========




             See Notes to Condensed Consolidated Financial Statements



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